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                                                               EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the OHM Corporation 1986 Stock Option Plan of our report dated February 13, 1996 except for Notes 2 and 10, as to which the date is March 25, 1996, with respect to the consolidated financial statements and financial statement schedule of OHM Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                ERNST & YOUNG LLP
                                /s/ Ernst & Young LLP


Columbus, Ohio
October 25, 1996




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